UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

 Exchange Act of 1934

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Filed by a party other than the Registrant      ☐

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_ Preliminary Proxy Statement

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_ Definitive Proxy Statement

_ Definitive Additional Materials

☒ Soliciting Material Pursuant to §240.14a-12

FOREST LABORATORIES, INC.

(Name of Registrant as Specified In Its Charter)

N/A

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[The following communication was sent to Forest Laboratories employees]

HOWARD SOLOMON	TELEPHONE: (212) 224-6702
CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER	FACSIMILE: (212) 224-6740

June 21, 2012

To All Employees,

On Tuesday, June 19, 2012, investor Carl Icahn and his affiliates provided Forest with formal notice that they are nominating four individuals for election to Forest’s Board of Directors at our 2012 Annual Meeting.  Mr. Icahn and his affiliates also sent us a demand to inspect certain books and records of the Company.  The demand contains several criticisms of the Company, which we believe are generally unsupported and inaccurate.  We will be evaluating the merits of the demand and determine what documents, if any, Mr. Icahn is entitled to under Delaware Law.

In the coming weeks and months, we expect that Mr. Icahn  may continue to  criticize our company in the press as he did last year when he waged and lost a similar proxy contest.  I urge you not to get distracted.  Forest is well positioned to build on its longstanding track record of success, thanks in large part to your hard work and diligence.  The most important thing you can do is to stay focused on your responsibilities so that we can continue to deliver groundbreaking therapies to the patients and communities we serve.

Finally, should a shareholder or member of the press contact you, please direct them to Frank Murdolo at (212) 224-6714.

Thank you again for your hard work and commitment to Forest.

Sincerely,

/s/ Howard Solomon

Howard Solomon
Chairman, President and Chief Executive Officer

FOREST LABORATORIES, INC. 909 THIRD AVENUE, NEW YORK, N.Y. 10022-4731

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Important Additional Information

Forest Laboratories, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Forest shareholders in connection with the matters to be considered at Forest Laboratories’ 2012 Annual Meeting.  Forest Laboratories intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Forest shareholders.  FOREST SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.  Information regarding the ownership of Forest’s directors and executive officers in Forest stock, restricted stock and options is included in their SEC filings on Forms 3, 4 and 5, which can be found at the Company's website (www.frx.com) in the section “Investors.” More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Forest Laboratories’ 2012 Annual Meeting.  Information can also be found in Forest’s Annual Report on Form 10-K for the year ended March 31, 2012, filed with the SEC on May 25, 2012.  Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Forest Laboratories with the SEC for no charge at the SEC’s website at www.sec.gov.  Copies will also be available at no charge at Forest Laboratories’ website at www.frx.com or by writing to Forest Laboratories at 909 Third Avenue, New York, New York 10022.

FOREST LABORATORIES, INC. 909 THIRD AVENUE, NEW YORK, N.Y. 10022-4731